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                                                                EXHIBIT 10.32

                             PROMOTIONAL AGREEMENT

This Promotional Agreement (the "Agreement") is entered into and effective as of May 21, 1999 (the "Effective Date"), by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, WA 98052 ("Microsoft"), and DIGITAL ENTERTAINMENT NETWORK, INC. a Delaware corporation located at 2230 Broadway, Santa Monica, CA 90404 ("DEN").

                                    RECITALS

Microsoft and DEN are entering into a separate Digital Entertainment Networks, Inc. Series B Preferred Stock Purchase Agreement as of the Effective Date (the "Investment Agreement").

Microsoft and DEN wish to enter into this Agreement for certain promotional activities and to make Microsoft a preferred technology platform provider for DEN.

The Parties hereby agree as follows:

                                   AGREEMENT

1.   DEFINITIONS

1.1 "ASF" means the proposed industry standard multimedia file format which, as of the Effective Date, is in comment/revision processes within industry standards bodies, and also any successors or replacements for such format that Microsoft Corp. may support.

1.2 "Component Versions" means versions of Microsoft software which are generally made available to third party developers and/or end users without payment of a flat-rate or per-copy royalty separate from the cost of the Platform, either as integral components of client and/or server configurations, as developer toolkits, or otherwise. By way of example, a developer may pay a yearly subscription fee for access to Microsoft software development kits ("SDKs"), but such SDK would be considered a Component Version unless a per-copy royalty was charged with respect to the software included with such SDK. "Professional", "plus" or similar extended versions or configurations which Microsoft may offer as for-fee products separate from the WMT components that are a part of the Platforms would not be considered Component Versions.

1.3 "Confidential Information" means: (i) any pre-release or beta Microsoft software and any Microsoft source code other than Sample Source; (ii) any trade secrets and/or other proprietary non-public information not generally known relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research, development or know-how; and (iii) the terms and conditions of this Agreement. "Confidential Information" shall not include information that: (A) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (B) is known and has been reduced to tangible form by the receiving party prior to the time of disclosure and is not subject to restriction;
     (C) is independently developed by the receiving party without the use of the other party's Confidential Information; (D) is lawfully obtained from a third party that has the right to make such disclosure; (E) is made generally available by the disclosing party without restriction on disclosure; or (F) as otherwise provided in Section 5 of this Agreement.



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1.4   "Content" means data, text, video, graphics, photographs, artwork and other technology and materials, as well as audio content such as music, voice and sounds (and including optional, metadata such as song title and artist's name related to such audio content).

1.5 "DEN Network" means the programming and infrastructure used to deliver DEN created or licensed Content across a network including internet, dial-up, cable modem, xDSL or settop boxes.

1.6   "Microsoft Software" means Windows Media Technologies and Windows NT.

1.7 "Platforms" means Windows NT, Windows 9x and/or Windows 2000 operating system-based systems on Intel x86 and Alpha hardware platforms. "Platforms" does not include Windows CE or any other Microsoft or non-Microsoft operating systems, nor any hardware platform other than Intel x86 and Alpha.

1.8   "Term" means a period of two (2) years commencing upon the Effective Date.

1.9 "Windows Media Player" means Microsoft's client operating system software for multimedia (including audio and video) playback on the Platforms, including Updates thereof.

1.10 "Windows Media SDKs" means the Windows Media Services SDK and the WMAudio SDK.

1.11 "Windows Media Services" means Component Versions of Microsoft's server operating system software for multimedia (including audio and video) streaming on the Platforms, including Windows Media Tools and Updates thereof.

1.12 "Windows Media Technologies" or "WMT" means Component Versions of Windows Media Player, Windows Media Services and Windows Media SDKs that Microsoft generally makes commercially available during the Term.

1.13 "Windows Media Tools" means the software tools provided with Windows Media Services that provide capabilities to encode and format, and stream audio and video files on the Internet.

1.14 "Windows NT" means Microsoft's Windows NT Server and Windows NT Workstation, version 4.x operating system software.

1.15 "WMA" means Content encoded using the Microsoft's Windows Media Audio codec, contained within an ASF file using a ".wma" file extension.

1.16 Updates means, as to any Microsoft software, all subsequent Component Version public releases thereof (including public beta releases) during the Term, including Component Versions of public maintenance releases, error corrections, upgrades, enhancements, additions, improvements, extensions, modifications and successor versions.

All other initially capitalized terms shall have the meanings assigned to them in this Agreement.

2.    MICROSOFT OBLIGATIONS

2.1 Microsoft Software. During the Term, Microsoft shall provide DEN, at no cost to DEN, with (i) an unlimited number of royalty-free copies of Windows Media Technologies for use with the DEN Network and (ii) up to [*] copies of Windows NT for use with the DEN Network solely as (A) Windows Media Technologies content servers, (B) servers for the delivery of web or database content using other Microsoft technologies and/or (C) in-house workstations used by DEN.

      (a) License Terms. This Section 2.1 shall not be considered a license to any Microsoft Software. Any and all copies of Microsoft Software licensed to DEN shall be licensed under the applicable terms, conditions and restrictions associated with the applicable component of

                                  Confidential

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  the Commission. Confidential treatment has been requested with respect to the omitted portions.


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            Microsoft Software, at no cost to DEN. Use of Windows NT, Windows
            Media Player and Windows Media Services, for example, shall be governed by the end user license agreement ("EULA") accompanying each copy thereof. Window Media SDKs shall be used pursuant to the specific licenses accompanying them. Violation of any material term or restriction of the EULAs and/or license agreements governing use of the Microsoft Software shall be a material breach of this Agreement, subject to notice and a reasonable opportunity to cure under Section 9.2.

      (b) Support. Microsoft will provide a Microsoft Professional Support Services contract for technical support to DEN regarding Windows Media Technologies for [*], after which DEN may purchase per-incident or flat rate support from Microsoft Professional Support Services at standard terms and conditions. Other technical assistance will be covered by the agreement mentioned in Section 3.3.

2.2 Advertising Promotion. During calendar years 1999 and 2000 during the Term, Microsoft will purchase [*] worth of non-category-exclusive advertising on DEN's network valued under DEN's standard advertising rate card ("Advertising Commitment"). Microsoft may, at its sole discretion, purchase such Advertising Commitment using (i) cash, (ii) [*] of barter promotion and advertising on WebEvents or other Microsoft web sites, (subject to acceptability thereof to DEN, granting of permission for which, subject to DEN's reasonable business judgment, shall not be unreasonably withheld or delayed), under the Microsoft sites' standard advertising rate card ("Barter Advertising") or (iii) [*].

2.3 DEN Affiliate. During the sixty (60) days period following the Effective Date, Microsoft shall negotiate in good faith with DEN to establish (i) the Microsoft Network ("MSN"); (ii) the Microsoft Network Internet Access ("MSNIA"); or (iii) both MSN and MSNIA as a DEN Affiliate. For purposes of this Section 2.3, a "DEN Affiliate" means a licensee of DEN which distributes DEN Content and its network including internet, dial-up, cable modem, xDSL, or settop boxes.

2.4 Technology Platform. During the term, DEN may, at its discretion, integrate Microsoft technologies into the DEN Network including Microsoft Passport Services, HotMail, Instant Messaging and Commerce Server. Such integration shall be governed by Microsoft's customary terms and conditions for the software and/or services.

3.    DEN OBLIGATIONS

3.1 Promotion of Windows Media Technologies. During the Term, and so long as DEN has obtained "Technical Satisfaction" with the performance of Windows Media Technologies (and related formats, WMA and ASF), DEN shall market and promote Windows Media Technologies (and related WMT formats, WMA and
      ASF) on its websites and the DEN Network as DEN's default and preferred technologies and formats for all DEN download and streaming audio and streaming video content. Such promotion shall include, but not be limited to, DEN completing the following: (i) causing the Windows Media Player preference checkbox to be checked by default; (ii) prominently promoting WMT branding on DEN websites under appropriate Microsoft trademark licenses and guidelines; (iii) promoting, on DEN websites, WMT icons, buttons and/or branding no less prominently than it promotes any other icon, button or branding from any and all other streaming technology vendors; and (iv) ensuring any codecs used by DEN for streaming and download Content production via Windows Media Technologies shall be as mutually agreed by Microsoft and DEN, and such codecs shall include at least Microsoft's MPEG4 video codec and

                                  Confidential

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  the Commission. Confidential treatment has been requested with respect to the omitted portions.

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     Windows Media Audio music/sound codec. The foregoing shall not restrict DEN from providing users, in addition to a WMT version of DEN content, any other format of content based on an alternate technology. For the purposes of this Section 3.1, DEN's "Technical Satisfaction" shall mean (A) that DEN has evaluated and tested current versions of Windows Media Technologies (with assistance from Microsoft where appropriate) and found WMT to meet DENs reasonable performance and quality requirements with respect to DEN's "default and preferred technologies" for the DEN Network, and (B) that in the event that DEN finds WMT not to meet its reasonable quality and performance requirements, DEN shall provide Microsoft with prompt notice of any such deficiencies and the parties shall work together in good faith to satisfy the quality and performance problems. If the Technical Satisfaction criteria is not met, DEN's obligations to promote Windows Media as its default and preferred technologies format shall be replaced with an obligation to continue to feature it as DEN-approved technologies until Microsoft can demonstrate Windows Media Technologies are able to meet the Technical Satisfaction criteria. When able to meet the Technical Satisfaction criteria, Windows Media Technologies shall revert to the default and preferred technologies as described herein.

3.2 Announcement of MSN as a DEN Affiliate. Upon execution of the agreement contemplated in Section 2.3, DEN will issue a press release announcing Microsoft's MSN as a DEN Affiliate.

3.3 Development Relationship. During the ninety (90) days period following the Effective Date, DEN shall negotiate in good faith with Microsoft regarding entering into a strategic alliance utilizing WMT and the development of new technologies and functionality ("New Technologies") for purposes of designing a system that maximizes the delivery of targeted advertising and other technical applications relating to DEN's use of Microsoft technologies.

4.   ANNOUNCEMENT(S)

     Microsoft and DEN shall jointly announce this Agreement as set forth in a press release and announcement plan to be mutually agreed upon by the parties. The parties will cooperate with each other on additional press releases and similar communications regarding the non-confidential subject matter of this Agreement. The content, timing and necessity of any and all such communications, including the proposed announcement attached as Attachment 2, will be agreed upon in writing by both parties.

5.   CONFIDENTIALITY

5.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party; provided, however, that DEN may disclose this Agreement to investors, potential investors, investment bankers and it's underwriters and as may be necessary for DEN to comply with disclosure obligations pursuant to law or regulation (including, without limitation, SEC reporting obligations) or legal compulsion or process (provided that DEN notifies Microsoft so that Microsoft may have a reasonable opportunity to obtain an appropriate protective order protecting the confidentiality of and Confidential Information to be disclosed). Except as expressly provided in this Agreement, no ownership or license rights is granted in any Confidential Information.

5.2 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, either party shall be free to use for any purpose the residuals


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      resulting from access to or work with such Confidential Information, provided that such party shall maintain the confidentiality of the Confidential Information as provided herein. The term "residuals" means information in non-tangible form, which may be retained by persons who have had access to the Confidential Information, including ideas, concepts, know-how or techniques contained therein. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

6.    WARRANTY

6.1 DEN. DEN warrants and covenants that it has the full power to enter into and perform according to the terms of this Agreement.

6.2 Microsoft. Microsoft warrants and covenants that it has the full power to enter into and perform according to the terms of this Agreement.

6.3   Continuous Nature. The representations and warranties contained in this
      Section 6 are continuous in nature and shall be deemed to have been given by the warrantor at execution of this Agreement and at each stage of performance hereunder.

7.    DISCLAIMER OF FURTHER WARRANTIES

EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6, ANY AND ALL SOFTWARE, CONTENT, OR CONFIDENTIAL INFORMATION PROVIDED BY EITHER PARTY TO THE OTHER HEREUNDER IS PROVIDED "AS IS," WITHOUT WARRANTY OF ANY KIND. EACH PARTY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

8.    DISCLAIMER OF CONSEQUENTIAL DAMAGES

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHATSOEVER (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS OR CONFIDENTIAL OR OTHER INFORMATION, FOR BUSINESS INTERRUPTION, FOR PERSONAL INJURY, FOR LOSS OF PRIVACY, FOR FAILURE TO MEET ANY DUTY INCLUDING OF GOOD FAITH OR OF REASONABLE CARE, FOR NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY RELATED TO ANY PROVISION OF AGREEMENT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.    TERMINATION

9.1 Term. This Agreement shall continue for the Term unless earlier terminated pursuant to Section 9.2.

9.2 Termination. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

      (a) The other party is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in Section 5, and fails to cure that breach within fifteen
            (15) days after written notice thereof; or



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      (b)   The other party is in material breach of Section 5.

9.3 Survival. In the event of termination or expiration of this Agreement for any reason, Sections 5, 6, 7, 8 and 10 shall survive. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

10.   GENERAL PROVISIONS

10.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, to the addresses below:

      To DEN:                                To Microsoft:
      Digital Entertainment Network, Inc.    Microsoft Corporation
      2230 Broadway                          One Microsoft Way
      Santa Monica, CA 90404                 Redmond, WA 98052-6399
      Attention: General Counsel             Attention:
      Phone: 310-998-9200                    Phone: (425) 882-8080
      Fax:   310-998-1101                    Fax:   (425) 936-7329

      Copy to:                               Copy to:
      Susan A. Grode                         Microsoft Corporation
      Katten, Muchin & Zavis                 One Microsoft Way
      1999 Avenue of the Stars               Redmond, WA 98052-6399
      Los Angeles, CA 90067                  Attention: Law & Corporate Affairs
      Fax:                                   Fax:   (425) 936-7409

      or to such other address as a party may designate pursuant to this notice provision.

10.2 Independent Parties. Nothing in this Agreement shall be construed as creating an employer-employee relationship, an agency relationship, a partnership, or a joint venture between the parties.

10.3 Governing Law. This Agreement will be governed by the laws of the State of California, as though entered into between California residents and performed entirely within the State of California. Any action or litigation concerning this Agreement will take place exclusively in the federal or state courts in Los Angeles County, California, and the parties expressly consent to jurisdiction of and venue in such courts and waive all defenses of lack of personal jurisdiction and forum non conveniens with respect to such courts. DEN hereby agrees to service of process by mail or other method acceptable under the laws of the State of California.

10.4 Attorneys' Fees. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable outside attorneys' fees and costs.

10.5 Assignment. This Agreement and any rights or obligations hereunder may not be assigned by DEN without Microsoft's prior written approval except to DEN's wholly owned subsidiaries. Any attempted assignment, sub-license, transfer, encumbrance or other disposal by DEN without such consent will be void and will constitute a material default and breach of this Agreement for which Microsoft may terminate this Agreement in accordance with Section 9.2. Except as otherwise provided, this Agreement will be binding upon and inure to the benefit of the parties' successors and lawful assigns.

10.6 Force Majeure. Neither party shall be liable to the other under this Agreement for any delay or failure to perform its obligations under this Agreement if such delay or failure arises from any


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      cause (for example, labor disputes, strikes, earthquake, floods, fire, lightning, utility or communications failures, earthquakes, vandalism, war, acts of terrorism, riots, insurrections, embargoes, or laws, regulations or orders of any governmental entity) beyond such party's reasonable control.

10.7 Construction. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party.

10.8 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of DEN and Microsoft by their respective duly authorized representatives.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date written above.


MICROSOFT CORPORATION                       DIGITAL ENTERTAINMENT NETWORK, INC.


     /s/ WILLIAM POOLE                            /s/ H. JAMES RITTS III
----------------------------------          ----------------------------------
By(sign)                                    By(sign)

         William Poole                                H. James Ritts III
----------------------------------          ----------------------------------
Name(print)                                 Name(print)

       Senior Director                              Chief Executive Officer
----------------------------------          ----------------------------------
Title                                       Title

       June 16, 1999                                    May 25, 1999
----------------------------------          ----------------------------------
Date                                        Date





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